Paritz & Company, P.A.
certified public accountants

15 Warren Street, Suite 25
Hackensack, New Jersey 07601
(201) 342-7753
Fax:(201) 342-7598
www.paritz.com

June 16, 2017

Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read item 4.01 of Form 8-K dated May 17, 2017, of Ksix Media Holdings, Inc. and are in agreement with the statements contained in Section (a) therein as it pertains to our Firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey